Exhibit 99.1

First Connecticut Bancorp, Inc. reports second quarter 2016 earnings of $0.24 earnings per share

FARMINGTON, Conn., July 20, 2016 – First Connecticut Bancorp, Inc. (the "Company") (NASDAQ: FBNK), the holding company for Farmington Bank (the "Bank"), reported net income of $3.6 million, or $0.24 diluted earnings per share for the quarter ended June 30, 2016 compared to net income of $3.5 million, or $0.23 diluted earnings per share for the quarter ended June 30, 2015.

Net income on a core earnings basis was $3.4 million, or $0.22 diluted core earnings per share for the quarter ended June 30, 2016 compared to $2.8 million, or $0.19 diluted core earnings per share for the quarter ended June 30, 2015.  Core earnings exclude non-recurring items.

 "We continue to build our franchise with solid year over year organic loan and deposit growth, while our operating expenses have been relatively flat. We remain focused on building tangible book value which has increased $0.94 year over year. During the quarter, we opened our 24th location in Vernon, CT which is off to a great start and is on target to achieve the same consistent success our other de novo offices have achieved over the past six years," stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

Financial Highlights

•
Net interest income increased $366,000 to $17.9 million in the second quarter of 2016 compared to the linked quarter and increased $773,000 or 5% compared to the second quarter of 2015.  Net interest income includes $370,000 in prepayment penalty fees in the second quarter of 2016 compared to $35,000 in the prior year quarter.

•	Core net interest rate margin was 2.81% in the second quarter of 2016 compared to 2.82% in the linked quarter and 2.86% in the prior year quarter.

•	Core noninterest expense to average assets was 2.23% in the second quarter of 2016 compared to 2.27% in the linked quarter and 2.39% in the prior year quarter.

•
Strong organic loan growth during the quarter as loans increased $53.7 million to $2.4 billion at June 30, 2016 and increased $136.2 million or 6% from a year ago.  Loan growth during the quarter was primarily driven by a $68.2 million increase in the commercial loan portfolio offset by a $13.8 million decrease in the residential loan portfolio.

•	Overall deposits remained relatively flat at $2.1 billion in the second quarter of 2016 compared to the linked quarter and increased $173.4 million or 9% from a year ago.

•	Tangible book value per share increased to $15.95 for the quarter ended June 30, 2016 compared to $15.72 on a linked quarter basis and $15.01 at June 30, 2015.

•	Checking accounts grew by 2% or 1,061 net new accounts in the second quarter of 2016 and by 12% or 5,623 net new accounts from a year ago.

•	Net gain on loans sold increased $261,000 to $751,000 in the second quarter of 2016 compared to the linked quarter primarily due to an increase in volume.

•
Asset quality remained strong as loan delinquencies 30 days and greater represented 0.50% of total loans at June 30, 2016 compared to 0.55% at March 31, 2016 and 0.58% at June 30, 2015.  Non-accrual loans represented 0.56% of total loans compared to 0.55% of total loans on a linked quarter basis and 0.57% of total loans at June 30, 2015.

•	The allowance for loan losses represented 0.86% of total loans at June 30, 2016, 0.85% at March 31, 2016 and 0.86% at June 30, 2015.

•	The Company paid a quarterly cash dividend of $0.07 per share during the second quarter.

Second quarter 2016 compared with first quarter 2016

Net interest income

•	Net interest income increased $366,000 to $17.9 million in the second quarter of 2016 compared to the linked quarter primarily due to $370,000 in prepayment penalty fees.

•	Net interest margin, excluding the prepayment penalty fees, was 2.81% in the second quarter of 2016 compared to 2.82% in the linked quarter.

•	The cost of interest-bearing liabilities remained flat at 77 basis points for both quarters in 2016.

Provision for loan losses

•	Provision for loan losses was $801,000 for the second quarter of 2016 compared to $217,000 for the linked quarter. The increase was primarily due to $53.7 million in loan growth during the quarter.

•	Net charge-offs in the quarter were $255,000 or 0.04% to average loans (annualized) compared to $241,000 or 0.04% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.86% of total loans at June 30, 2016 compared to 0.85% of total loans at March 31, 2016.

Noninterest income

•
Total noninterest income decreased $283,000 to $2.6 million in the second quarter of 2016 compared to the linked quarter primarily due to a $483,000 decrease in other noninterest income offset by a $261,000 increase in net gain on loans sold.

•
Other income decreased $483,000 primarily due to a $374,000 mortgage servicing rights impairment due to a decline in interest rates during the quarter and a $70,000 decrease in mortgage banking derivatives.

•	Other income includes swap fees totaling $274,000 compared to $315,000 in the linked quarter.

•	Net gain on loans sold increased $261,000 to $751,000 primarily due to an increase in volume.

Noninterest expense

•
Noninterest expense decreased $633,000 in the second quarter of 2016 to $14.6 million compared to the linked quarter primarily due to a $163,000 decrease in salaries and employee benefits and a $499,000 decrease in other operating expenses.

•
Other operating expenses decreased $499,000 on a linked quarter basis primarily due to a $417,000 decrease in the provision for off-balance sheet commitments as a result of a change in accounting estimate.

Income tax expense

•	Income tax expense was $1.4 million in the second quarter of 2016 compared to $1.3 million in the linked quarter.

Second quarter 2016 compared with second quarter 2015

Net interest income

•
Net interest income increased $773,000 to $17.9 million in the second quarter of 2016 compared to the prior year quarter due primarily to a $146.1 million increase in the average loan balance, a $335,000 increase in prepayment penalty fees offset by a $761,000 increase in interest expense.

•	Net interest margin, excluding the prepayment fees decreased 5 basis points to 2.81% in the second quarter of 2016 compared to 2.86% in the prior year quarter.

Provision for loan losses

•	Provision for loan losses was $801,000 for the second quarter of 2016 compared to $663,000 for the prior year quarter.

•	Net charge-offs in the quarter were $255,000 or 0.04% to average loans (annualized) compared to $314,000 or 0.06% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.86% of total loans at June 30, 2016 and 2015.

Noninterest income

•
Total noninterest income decreased $1.5 million to $2.6 million in the second quarter of 2016 compared to the prior year quarter primarily due to a $1.3 million decrease in gain on sale of investments, $553,000 decrease in other noninterest income offset by a $339,000 increase in net gain on loans sold.

•	There was no gain on sale of investments in the second quarter of 2016 compared to $1.3 million gain on sale of investments in the prior year quarter.

•
Other income decreased $553,000 in the second quarter of 2016 compared to the prior year quarter primarily due to a $374,000 mortgage servicing rights impairment due to a decline in interest rates during the quarter and a $211,000 decrease in swap fees.

Noninterest expense

•	Noninterest expense decreased $953,000 in the second quarter of 2016 to $14.6 million compared to the prior year quarter primarily due to a $980,000 decrease in other operating expenses.

•
Other operating expenses decreased $980,000 primarily due to a $408,000 decrease in the provision for off-balance sheet commitments, in addition to prior year quarter $258,000 in non-recurring stock compensation costs related to two directors retiring in the quarter and a $149,000 loss on a credit sharing arrangement on a sold loan.

Income tax expense

•	Income tax expense was $1.4 million in the second quarters of 2016 and 2015.

June 30, 2016 compared to June 30, 2015

Financial Condition

•	Total assets increased $153.0 million or 6% at June 30, 2016 to $2.8 billion compared to $2.6 billion at June 30, 2015, largely reflecting an increase in net loans.

•	Our investment portfolio totaled $157.0 million at June 30, 2016 compared to $178.2 million at June 30, 2015, a decrease of $21.1 million due to reduction in collateral requirements.

•	Net loans increased $135.0 million or 6% at June 30, 2016 to $2.4 billion compared to $2.3 billion at June 30, 2015 due to our continued focus on commercial and residential lending.

•
Deposits increased $173.4 million to $2.1 billion at June 30, 2016 compared to $1.9 billion at June 30, 2015 primarily due to increases in money markets, demand deposits and certificates of deposit as we continue to develop and grow relationships in the geographical areas we serve.  We had brokered deposit balances totaling $43.2 million and $52.2 million at June 30, 2016 and 2015, respectively.

•
Federal Home Loan Bank of Boston advances decreased $60.1 million to $340.6 million at June 30, 2016 compared to $400.7 million at June 30, 2015.  Advances are used to support loan and securities growth.

Asset Quality

•
At June 30, 2016 the allowance for loan losses represented 0.86% of total loans and 153.22% of non-accrual loans, compared to 0.85% of total loans and 154.08% of non-accrual loans at March 31, 2016 and 0.86% of total loans and 150.94% of non-accrual loans at June 30, 2015.

•	Loan delinquencies 30 days and greater represented 0.50% of total loans at June 30, 2016 compared to 0.55% of total loans at March 31, 2016 and 0.58% of total loans at June 30, 2015.

•	Non-accrual loans represented 0.56% of total loans at June 30, 2016 compared to 0.55% of total loans at March 31, 2016 and 0.57% of total loans at June 30, 2015.

•
Net charge-offs in the quarter were $255,000 or 0.04% to average loans (annualized) compared to $241,000 or 0.04% to average loans (annualized) in the linked quarter and $314,000 or 0.06% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.63% at June 30, 2016.

•	Tangible book value per share is $15.95 compared to $15.72 on a linked quarter basis and $15.01 at June 30, 2015.

•
During the second quarter of 2016, the Company repurchased 9,700 shares of common stock at an average price per share of $15.90 at a total cost of $154,000.  Repurchased shares are held as treasury stock and will be available for general corporate purposes.  The Company had 600,945 shares remaining to repurchase at June 30, 2016 from prior regulatory approval.

•
At June 30, 2016, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits and pre-approved unsecured lines of credit.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 24 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, July 21, 2016 at 10:30am Eastern Time to discuss second quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	June,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2016	2016	2015	2015	2015
Selected Financial Condition Data:

Total assets	$ 2,779,224	$ 2,701,614	$ 2,708,546	$ 2,708,454	$ 2,626,217
Cash and cash equivalents	66,743	59,166	59,139	47,447	42,992
Securities held-to-maturity, at amortized cost	7,640	19,964	32,246	25,486	34,366
Securities available-for-sale, at fair value	149,396	128,681	132,424	171,390	143,799
Federal Home Loan Bank of Boston stock, at cost	18,240	15,688	21,729	23,038	21,496
Loans, net	2,403,420	2,350,245	2,341,598	2,318,257	2,268,385
Deposits	2,051,438	2,097,832	1,991,358	1,973,355	1,878,040
Federal Home Loan Bank of Boston advances	340,600	259,600	377,600	373,600	400,700
Total stockholders' equity	252,242	248,013	245,721	243,195	239,082
Allowance for loan losses	20,720	20,174	20,198	20,010	19,581
Non-accrual loans	13,523	13,093	14,913	16,668	12,973
Impaired loans	38,216	38,588	41,017	42,664	39,975
Loan delinquencies 30 days and greater	12,206	13,095	14,945	15,598	13,244

Selected Operating Data:

Interest income	$ 21,698	$ 21,323	$ 21,094	$ 21,094	$ 20,164
Interest expense	3,826	3,817	3,731	3,422	3,065
Net interest income	17,872	17,506	17,363	17,672	17,099
Provision for loan losses	801	217	776	386	663
Net interest income after provision for loan losses	17,071	17,289	16,587	17,286	16,436
Noninterest income	2,617	2,900	3,468	3,241	4,074
Noninterest expense	14,644	15,277	15,958	14,718	15,597
Income before income taxes	5,044	4,912	4,097	5,809	4,913
Income tax expense	1,401	1,299	1,716	1,594	1,441

Net income	$ 3,643	$ 3,613	$ 2,381	$ 4,215	$ 3,472

Performance Ratios (annualized):

Return on average assets	0.54%	0.54%	0.35%	0.62%	0.54%
Return on average equity	5.77%	5.82%	3.86%	6.92%	5.77%
Net interest rate spread (1)	2.70%	2.65%	2.61%	2.65%	2.72%
Net interest rate margin (2)	2.87%	2.82%	2.76%	2.79%	2.86%
Non-interest expense to average assets (3)	2.23%	2.27%	2.37%	2.26%	2.39%
Efficiency ratio (4)	73.52%	75.19%	78.19%	73.04%	77.13%
Average interest-earning assets to average
interest-bearing liabilities	129.54%	128.45%	127.48%	126.44%	126.98%
Loans to deposits	118.17%	112.99%	118.60%	118.49%	121.83%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.86%	0.85%	0.86%	0.86%	0.86%
Allowance for loan losses as a percent of
non-accrual loans	153.22%	154.08%	135.44%	120.05%	150.94%
Net charge-offs (recoveries) to average loans (annualized)	0.04%	0.04%	0.10%	(0.01%)	0.06%
Non-accrual loans as a percent of total loans	0.56%	0.55%	0.63%	0.71%	0.57%
Non-accrual loans as a percent of total assets	0.49%	0.48%	0.55%	0.62%	0.49%
Loan delinquencies 30 days and greater as a
percent of total loans	0.50%	0.55%	0.63%	0.67%	0.58%

Per Share Related Data:

Basic earnings per share	$ 0.24	$0.24	$ 0.16	$ 0.28	$ 0.23
Diluted earnings per share	$ 0.24	$0.24	$ 0.16	$ 0.28	$ 0.23
Dividends declared per share	$ 0.07	$0.07	$ 0.06	$ 0.06	$ 0.05
Tangible book value (5)	$ 15.95	$15.72	$ 15.47	$ 15.30	$ 15.01
Common stock shares outstanding	15,818,494	15,780,657	15,881,663	15,893,263	15,922,888
Weighted-average basic shares outstanding	14,765,452	14,720,892	14,785,058	14,632,951	14,694,472
Weighted-average diluted shares outstanding	15,077,291	15,012,540	15,146,365	14,887,461	14,839,454
(1) Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(2) Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(3) Represents core noninterest expense annualized divided by average assets.  See "Reconciliation of Non-GAAP Financial Measures" table.
(4) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
     See "Reconciliation of Non-GAAP Financial Measures" table.
(5) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
     The Company does not have goodwill and intangible assets for any of the periods presented.  See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	June 30,		March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016		2016	2015	2015	2015
Capital Ratios:

Equity to total assets at end of period	9.08%		9.18%	9.07%	8.98%	9.10%
Average equity to average assets	9.34%		9.22%	9.17%	9.00%	9.36%
Total Capital (to Risk Weighted Assets)	12.63%	*	12.88%	12.88%	12.72%	13.11%
Tier I Capital (to Risk Weighted Assets)	11.69%	*	11.92%	11.91%	11.76%	12.12%
Common Equity Tier I Capital	11.69%	*	11.92%	11.91%	11.76%	12.12%
Tier I Leverage Capital (to Average Assets)	9.55%	*	9.44%	9.39%	9.24%	9.57%
Total equity to total average assets	9.32%		9.20%	9.13%	8.98%	9.29%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 842,427		$ 855,148	$ 849,722	$ 851,784	$ 888,376
Commercial	922,643		893,477	887,431	862,367	817,955
Construction	41,466		36,557	30,895	29,244	42,858
Installment	3,267		3,338	2,970	3,007	3,103
Commercial	437,046		402,960	409,550	410,704	359,537
Collateral	1,689		1,668	1,668	1,632	1,551
Home equity line of credit	171,212		172,325	174,701	174,579	169,507
Revolving credit	79		77	91	96	77
Resort	535		759	784	807	837
Total loans	2,420,364		2,366,309	2,357,812	2,334,220	2,283,801
Net deferred loan costs	3,776		4,110	3,984	4,047	4,165
Loans	2,424,140		2,370,419	2,361,796	2,338,267	2,287,966
Allowance for loan losses	(20,720)		(20,174)	(20,198)	(20,010)	(19,581)
Loans, net	$ 2,403,420		$ 2,350,245	$ 2,341,598	$ 2,318,257	$ 2,268,385

Deposits:

Noninterest-bearing demand deposits	$ 415,562		$ 396,356	$ 401,388	$ 359,757	$ 377,092
Interest-bearing
NOW accounts	429,973		529,267	468,054	527,128	425,789
Money market	498,847		488,497	460,737	440,249	430,558
Savings accounts	229,868		223,188	220,389	211,170	220,154
Time deposits	477,188		460,524	440,790	435,051	424,447
Total interest-bearing deposits	1,635,876		1,701,476	1,589,970	1,613,598	1,500,948
Total deposits	$ 2,051,438		$ 2,097,832	$ 1,991,358	$ 1,973,355	$ 1,878,040

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	June 30,	March 31,	June 30,
	2016	2016	2015
(Dollars in thousands)
Assets
Cash and due from banks	$37,455	$36,418	$35,595
Interest bearing deposits with other institutions	29,288	22,748	7,397
Total cash and cash equivalents	66,743	59,166	42,992
Securities held-to-maturity, at amortized cost	7,640	19,964	34,366
Securities available-for-sale, at fair value	149,396	128,681	143,799
Loans held for sale	6,912	6,145	7,550
Loans (1)	2,424,140	2,370,419	2,287,966
Allowance for loan losses	(20,720)	(20,174)	(19,581)
Loans, net	2,403,420	2,350,245	2,268,385
Premises and equipment, net	18,917	18,210	17,964
Federal Home Loan Bank of Boston stock, at cost	18,240	15,688	21,496
Accrued income receivable	6,736	6,346	6,425
Bank-owned life insurance	51,029	50,725	50,283
Deferred income taxes	15,405	15,506	16,450
Prepaid expenses and other assets	34,786	30,938	16,507
Total assets	$2,779,224	$2,701,614	$2,626,217

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$1,635,876	$1,701,476	$1,500,948
Noninterest-bearing	415,562	396,356	377,092
	2,051,438	2,097,832	1,878,040
Federal Home Loan Bank of Boston advances	340,600	259,600	400,700
Repurchase agreement borrowings	10,500	10,500	10,500
Repurchase liabilities	63,027	31,118	56,041
Accrued expenses and other liabilities	61,417	54,551	41,854
Total liabilities	2,526,982	2,453,601	2,387,135

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	183,504	182,747	180,764
Unallocated common stock held by ESOP	(11,100)	(11,363)	(12,160)
Treasury stock, at cost	(31,868)	(32,355)	(30,389)
Retained earnings	117,980	115,444	108,014
Accumulated other comprehensive loss	(6,455)	(6,641)	(7,328)
Total stockholders' equity	252,242	248,013	239,082
Total liabilities and stockholders' equity	$2,779,224	$2,701,614	$2,626,217

(1) Loans include net deferred fees and unamortized premiums of $3.8 million, $4.1 million and $4.2 million at June 30, 2016,
March 31, 2016 and June 30, 2015, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
(Dollars in thousands, except per share data)	2016	2016	2015	2016	2015
Interest income
Interest and fees on loans
Mortgage	$ 16,120	$ 15,907	$ 15,331	$ 32,027	$ 30,389
Other	4,858	4,714	4,264	9,572	8,259
Interest and dividends on investments
United States Government and agency obligations	448	418	385	866	708
Other bonds	14	13	35	27	53
Corporate stocks	232	239	145	471	276
Other interest income	26	32	4	58	11
Total interest income	21,698	21,323	20,164	43,021	39,696
Interest expense
Deposits	2,735	2,736	2,140	5,471	4,349
Interest on borrowed funds	980	967	804	1,947	1,555
Interest on repo borrowings	96	95	92	191	255
Interest on repurchase liabilities	15	19	29	34	63
Total interest expense	3,826	3,817	3,065	7,643	6,222
Net interest income	17,872	17,506	17,099	35,378	33,474
Provision for loan losses	801	217	663	1,018	1,278
Net interest income
after provision for loan losses	17,071	17,289	16,436	34,360	32,196
Noninterest income
Fees for customer services	1,530	1,484	1,500	3,014	2,873
Gain on sale of investments	-	-	1,250	-	1,523
Net gain on loans sold	751	490	412	1,241	932
Brokerage and insurance fee income	54	54	60	108	109
Bank owned life insurance income	307	414	324	721	597
Other	(25)	458	528	433	704
Total noninterest income	2,617	2,900	4,074	5,517	6,738
Noninterest expense
Salaries and employee benefits	9,213	9,376	9,035	18,589	17,825
Occupancy expense	1,189	1,219	1,272	2,408	2,639
Furniture and equipment expense	1,018	1,061	1,077	2,079	2,113
FDIC assessment	383	404	402	787	814
Marketing	544	421	534	965	943
Other operating expenses	2,297	2,796	3,277	5,093	6,200
Total noninterest expense	14,644	15,277	15,597	29,921	30,534
Income before income taxes	5,044	4,912	4,913	9,956	8,400
Income tax expense	1,401	1,299	1,441	2,700	2,417
Net income	$ 3,643	$ 3,613	$ 3,472	$ 7,256	$ 5,983

Earnings per share:
Basic	$ 0.24	$ 0.24	$ 0.23	$ 0.49	$ 0.40
Diluted	0.24	0.24	0.23	0.48	0.40
Weighted average shares outstanding:
Basic	14,765,452	14,720,892	14,694,472	14,743,172	14,708,215
Diluted	15,077,291	15,012,540	14,839,454	15,043,555	14,844,994

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	June 30, 2016			March 31, 2016			June 30, 2015
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,387,538	$ 21,499	3.62%	$ 2,366,935	$ 21,132	3.59%	$ 2,241,447	$ 19,949	3.57%
Securities	150,257	515	1.38%	154,534	483	1.26%	178,780	478	1.07%
Federal Home Loan Bank of Boston stock	17,763	179	4.05%	19,804	187	3.80%	20,310	86	1.70%
Federal funds and other earning assets	22,607	26	0.46%	27,148	32	0.47%	10,032	5	0.20%
Total interest-earning assets	2,578,165	22,219	3.47%	2,568,421	21,834	3.42%	2,450,569	20,518	3.36%
Noninterest-earning assets	127,656			127,192			121,820
Total assets	$ 2,705,821			$ 2,695,613			$ 2,572,389

Interest-bearing liabilities:
NOW accounts	$ 470,835	$ 336	0.29%	$ 522,876	$ 380	0.29%	$ 454,532	$ 310	0.27%
Money market	486,826	930	0.77%	478,954	995	0.84%	435,749	798	0.73%
Savings accounts	226,820	59	0.10%	216,102	58	0.11%	217,651	57	0.11%
Certificates of deposit	473,976	1,410	1.20%	450,917	1,303	1.16%	392,941	975	1.00%
Total interest-bearing deposits	1,658,457	2,735	0.66%	1,668,849	2,736	0.66%	1,500,873	2,140	0.57%
Federal Home Loan Bank of Boston Advances	279,601	980	1.41%	272,610	967	1.43%	366,460	804	0.88%
Repurchase agreement borrowings	10,500	96	3.68%	10,500	95	3.64%	10,500	92	3.51%
Repurchase liabilities	41,757	15	0.14%	47,543	19	0.16%	52,043	29	0.22%
Total interest-bearing liabilities	1,990,315	3,826	0.77%	1,999,502	3,817	0.77%	1,929,876	3,065	0.64%
Noninterest-bearing deposits	404,809			390,926			348,857
Other noninterest-bearing liabilities	58,085			56,765			52,831
Total liabilities	2,453,209			2,447,193			2,331,564
Stockholders' equity	252,612			248,420			240,825
Total liabilities and stockholders' equity	$ 2,705,821			$ 2,695,613			$ 2,572,389

Tax-equivalent net interest income		$ 18,393			$ 18,017			$ 17,453
Less: tax-equivalent adjustment		(521)			(511)			(354)
Net interest income		$ 17,872			$ 17,506			$ 17,099

Net interest rate spread (2)			2.70%			2.65%			2.72%
Net interest-earning assets (3)	$ 587,850			$ 568,919			$ 520,693
Net interest margin (4)			2.87%			2.82%			2.86%
Average interest-earning assets to average interest-bearing liabilities
		129.54%			128.45%			126.98%

(1) On a fully-tax equivalent basis.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Six Months Ended June 30,
	2016			2015
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$2,377,236	$42,631	3.61%	$2,204,867	$39,322	3.60%
Securities	152,395	998	1.32%	187,385	872	0.94%
Federal Home Loan Bank of Boston stock	18,783	366	3.92%	20,049	165	1.66%
Federal funds and other earning assets	24,753	58	0.47%	11,206	11	0.20%
Total interest-earning assets	2,573,167	44,053	3.44%	2,423,507	40,370	3.36%
Noninterest-earning assets	127,550			117,203
Total assets	$2,700,717			$2,540,710

Interest-bearing liabilities:
NOW accounts	$496,856	$716	0.29%	$452,227	$631	0.28%
Money market	482,890	1,925	0.80%	458,094	1,768	0.78%
Savings accounts	221,461	117	0.11%	213,163	114	0.11%
Certificates of deposit	462,446	2,713	1.18%	380,291	1,836	0.97%
Total interest-bearing deposits	1,663,653	5,471	0.66%	1,503,775	4,349	0.58%
Federal Home Loan Bank of Boston Advances	276,156	1,947	1.42%	335,607	1,555	0.93%
Repurchase agreement borrowings	10,500	191	3.66%	14,793	255	3.48%
Repurchase liabilities	44,650	34	0.15%	55,257	63	0.23%
Total interest-bearing liabilities	1,994,959	7,643	0.77%	1,909,432	6,222	0.66%
Noninterest-bearing deposits	397,868			339,911
Other noninterest-bearing liabilities	57,374			52,464
Total liabilities	2,450,201			2,301,807
Stockholders' equity	250,516			238,903
Total liabilities and stockholders' equity	$2,700,717			$2,540,710

Tax-equivalent net interest income		$36,410			$34,148
Less: tax-equivalent adjustment		(1,032)			(674)
Net interest income		$35,378			$33,474

Net interest rate spread (2)			2.67%			2.70%
Net interest-earning assets (3)	$578,208			$514,075
Net interest margin (4)			2.85%			2.84%
Average interest-earning assets to average interest-bearing liabilities
		128.98%			126.92%

(1) On a fully-tax equivalent basis.
(2) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4) Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconcilliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2016	2016	2015	2015	2015
Net Income	$ 3,643	$ 3,613	$ 2,381	$ 4,215	$ 3,472
Adjustments:
Plus: Accelerated vesting of stock compensation	-	-	-	-	258
Plus: Mortgage servicing rights impairment	374	-	-	-	-
Less: Prepayment penalty fees	(370)	(10)	(43)	-	(35)
Less: Off-balance sheet commitments change in accounting estimate	(423)	-	-	-	-
Less: Gain on sale of foreclosed real estate	-	-	-	(557)	-
Less: Bank-owned life insurance proceeds	-	(77)	(379)	-	-
Less: Net gain on sales of investments	-	-	-	-	(1,250)
Total core adjustments before taxes	(419)	(87)	(422)	(557)	(1,027)
Tax benefit on core adjustments	147	4	15	195	359
Deferred tax asset valuation allowance (1)	-	-	768	-	-
Total core adjustments after taxes	(272)	(83)	361	(362)	(668)
Total core net income	$ 3,371	$ 3,530	$ 2,742	$ 3,853	$ 2,804

Total net interest income	$ 17,872	$ 17,506	$ 17,363	$ 17,672	$ 17,099
Less: Prepayment penalty fees	(370)	(10)	(43)	-	(35)
Total core net interest income	$ 17,502	$ 17,496	$ 17,320	$ 17,672	$ 17,064

Total noninterest income	$ 2,617	$ 2,900	$ 3,468	$ 3,241	$ 4,074
Plus: Mortgage servicing rights impairment	374	-	-	-	-
Less: Bank-owned life insurance proceeds	-	(77)	(379)	-	-
Less: Net gain on sales of investments	-	-	-	-	(1,250)
Total core noninterest income	$ 2,991	$ 2,823	$ 3,089	$ 3,241	$ 2,824

Total noninterest expense	$ 14,644	$ 15,277	$ 15,958	$ 14,718	$ 15,597
Plus: Off-balance sheet commitments change in accounting estimate	423	-	-	-	-
Less: Accelerated vesting of stock compensation	-	-	-	-	(258)
Less: Gain on sale of foreclosed real estate	-	-	-	557	-
Total core noninterest expense	$ 15,067	$ 15,277	$ 15,958	$ 15,275	$ 15,339

Core earnings per common share, diluted	$ 0.22	$ 0.23	$ 0.18	$ 0.25	$ 0.19

Core net interest rate margin (2)	2.81%	2.82%	2.76%	2.79%	2.86%
Core return on average assets (annualized)	0.50%	0.52%	0.41%	0.57%	0.44%
Core return on average equity (annualized)	5.34%	5.68%	4.45%	6.33%	4.66%
Core non-interest expense to average assets (annualized)	2.23%	2.27%	2.37%	2.26%	2.39%
Efficiency ratio (3)	73.52%	75.19%	78.19%	73.04%	77.13%

Tangible book value (4)	$ 15.95	$ 15.72	$ 15.47	$ 15.30	$ 15.01

(1) Represents a valuation allowance related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011.

(2) Represents tax-equivalent core net interest income as a percent of average interest-earning assets.

(3) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.

(4) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.